[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
EIGHTH AMENDMENT TO LOAN AGREEMENT
THIS EIGHTH AMENDMENT TO LOAN AGREEMENT (this “Agreement”) is made and entered into as of November 10, 2021 (the “Effective Date”), by and among OPPORTUNITY FINANCIAL, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto, and MIDTOWN MADISON MANAGEMENT LLC, a Delaware limited liability company (the “Administrative Agent”).
PRELIMINARY STATEMENTS
A.    The Borrower, the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and Administrative Agent are parties to that certain Senior Secured Multi-Draw Term Loan Agreement dated November 9, 2018, as amended to date (as may be further amended, restated or otherwise modified from time to time, the “Loan Agreement”);
B.    Borrower, Lenders and Administrative Agent desire to, pursuant to Section 11.02(b) of the Loan Agreement, amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties, in each case, set forth below, and Guarantors desire to acknowledge and agree to such amendment; and
C.    The Administrative Agent and the Lenders are willing to amend the Loan Agreement subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
AGREEMENT
1.Definitions. Capitalized terms that are used in this Agreement but are not defined herein shall have the meanings set forth in the Loan Agreement, unless otherwise stated.
2.Amendments to Loan Agreement. Effective as of the Effective Date, the Loan Agreement is hereby amended by:
a.amending and restating the below defined term in Section 1.01 of the Loan Agreement in its entirety as follows:
“EBITDA” shall mean for any period with respect to the Company and its Subsidiaries on a consolidated basis, the sum of (a) net income (or loss) for such period (excluding (i) any extraordinary, non-recurring or other one-time gain or loss in an amount not to exceed [***], of the trailing twelve month EBITDA of the Company and its Subsidiaries on a consolidated basis, in the aggregate during any twelve (12) month period, attributable to restitutions, fines, settlements and/or similar payments, and (ii) other extraordinary gains and losses determined by the Company and approved by Administrative Agent in its Permitted Discretion), plus (b) all interest expense for such period, plus (c) all charges against income for such period for federal, state and local taxes, plus (d) depreciation expenses for such period, plus (e) amortization expenses for such period, plus (if a positive number, while if a negative number, such amounts shall be subtracted) (f) the ‘additional provision’ expense line item, plus or minus (if a positive change, such amounts shall be added, and if a negative change, such amounts shall be subtracted) (g) the aggregate change in fair value of SPAC Warrants liability, plus (h) transaction costs and expenses incurred in connection with the SPAC Transaction in an aggregate amount not to exceed [***], plus (i) stock or (or other Equity Interest) based compensation.
b.amending and restating the first sentence of Section 6.01(g) of the Loan Agreement in its entirety as follows:
(g)    (A) Pay any dividend or make any distribution (by reduction of capital or otherwise), including, without limitation any dividend or distribution for the payment of management fees permitted under clause (n) below, whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in such Credit Party with respect to any ownership or Equity Interest or security in or of such Credit Party, (B) redeem, purchase, retire or otherwise acquire for value any such ownership or Equity Interest or security, or (C) set aside or otherwise segregate any amounts for any such purpose, unless in the case of each of the foregoing, (i) no Event of Default then exists or would result therefrom, and (ii) such distribution would not cause the Tangible Net Worth as calculated after giving effect to such dividend, distribution, redemption, repurchase, retirement or payment to be less than the Minimum Tangible Net Worth.
c.amending and restating Section 7.02 of the Loan Agreement in its entirety as follows:
7.02    Minimum Consolidated Fixed Charge Coverage Ratio. As of the last day of each calendar month, Borrower shall not permit the Consolidated Fixed Charge Coverage Ratio for the immediately preceding six calendar months to be less than [***]; provided, that, Borrower shall not permit the Consolidated Fixed Charge Coverage Ratio for the immediately preceding six calendar months to be less than [***] as of the last day of each calendar month if Liquidity on such day is greater than or equal to $[***].
3.Limitation of Amendments.

a.The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written. This Agreement does not, and shall not be construed to, constitute a waiver of any past, present or future violation of the Loan Agreement, the other Basic Documents or any other related document, and shall not, directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect Administrative Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Agreement, any other Basic Document or any other related document (all of which rights are hereby expressly reserved by Administrative Agent and Lenders), (ii) except as specifically set forth herein, amend or alter any provision of the Loan Agreement, any other Basic Document or any other related document, (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any of its Affiliates or any right, privilege or remedy of Administrative Agent or any Lender under the Loan Agreement, any other Basic Document or any other related document or (iv) constitute any consent (deemed or express) by Administrative Agent to any prior, existing or future violations of the Loan Agreement, any other Basic Document or any other related document. There are no oral agreements among the parties hereto, and no prior or future discussions or representations regarding the subject matter hereof shall constitute a waiver of any past, present or future violation of the Loan Agreement, any other Basic Document or any other related document.
b.This Agreement shall be construed in connection with and as part of the Loan Agreement, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Agreement, as amended by this Agreement, and each other Basic Document are hereby ratified and confirmed and shall remain in full force and effect.
4.Conditions Precedent to Effectiveness of Agreement. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Administrative Agent:
a.Administrative Agent shall have received this Agreement duly executed by the Borrower and Guarantors.
b.Administrative Agent shall have received a joinder to the Guaranty joining each of SalaryTap, LLC, OppWin SalaryTap, LLC, Opportunity Financial Loans, LLC, and OppWin Loans, LLC as a Guarantor thereunder, duly executed by each of the foregoing.
c.After giving effect to the terms of this Agreement, the representations and warranties contained herein and in the Loan Agreement and the other Basic Documents shall be true and correct in all material respects (except for such representations and warranties already qualified by materiality which shall be true and correct in all respects) on and as of the Effective Date (except to the extent they expressly relate to an earlier time); and no Default or Event of Default shall have occurred and be continuing.

5.Ratifications. The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Basic Documents and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Loan Agreement and the other Basic Documents are ratified and confirmed as of the Effective Date and shall continue in full force and effect. The Borrower hereby agrees that all Liens and security interests securing payment of the Obligations under the Basic Documents are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. The Borrower and Administrative Agent agree that the Loan Agreement and the other Basic Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).
6.Representations and Warranties with respect to Basic Documents. The Borrower hereby represents and warrants to Administrative Agent that (a) the execution, delivery and performance of this Agreement and any and all other Basic Documents or other documents or instruments executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the Second Amended and Restated Limited Liability Company Agreement of the Borrower; and (b) the Borrower is in compliance, in all material respects, with all covenants and agreements contained in the Loan Agreement and the other Basic Documents, as amended hereby.
7.Survival of Representations and Warranties. All representations and warranties made by the Borrower in the Loan Agreement and in the certificates or other instruments delivered in connection with or pursuant to the Loan Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any fee or any other amount payable under the Loan Agreement is outstanding and unpaid and so long as the Term Loan Commitments have not expired or terminated.
8.Reference to Loan Agreement. Each of the Loan Agreement and the other Basic Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Basic Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.
9.Expenses of Administrative Agent. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation and negotiation of this Agreement in accordance with Section 11.03(a) of the Loan Agreement.

10.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
11.Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the Administrative Agent, Lenders, the Borrower, and their respective successors and permitted assigns, except that the Borrower may not assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Administrative Agent.
12.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
13.No Waiver. Other than as specifically set forth in Section 2, nothing contained in this Agreement shall be construed as an amendment or waiver by Administrative Agent or Lenders of any covenant or provision of the Loan Agreement, the other Basic Documents, this Agreement, or of any other contract or instrument among the Borrower, Lenders and Administrative Agent, and the failure of Lenders and Administrative Agent at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Administrative Agent to thereafter demand strict compliance therewith. Administrative Agent and Lenders hereby reserve all rights granted to each of them under the Loan Agreement, the other Basic Documents, this Agreement and any other contract or instrument among the Borrower and any one or more of Administrative Agent and Lenders.
14.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
15.Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
16.Final Agreement. THE LOAN AGREEMENT, AS AMENDED HEREBY, AND THE OTHER BASIC DOCUMENTS, CONSTITUTES THE ENTIRE CONTRACT BETWEEN AND AMONG THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF AND SUPERSEDES ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER THEREOF.
17.Time. Time is of the essence of this Agreement.
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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above-written.

BORROWER:
OPPORTUNITY FINANCIAL, LLC,
a Delaware limited liability company

By:    /s/ Jared Kaplan
Name: Jared Kaplan
Title: Chief Executive Officer

[Signature Page to Eighth Amendment to Loan Agreement]
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ADMINISTRATIVE AGENT:

MIDTOWN MADISON MANAGEMENT LLC

By: s/ David Aidi
Name: David Aidi
Title: Authorized Signatory
LENDERS:

ATALAYA SPECIAL OPPORTUNITIES FUND VII LP

By: s/ David Aidi
Name: David Aidi
Title: Authorized Signatory
ATALAYA SPECIAL OPPORTUNITIES FUND (CAYMAN) VII LP

By: s/ David Aidi
Name: David Aidi
Title: Authorized Signatory

[Signature Page to Eighth Amendment to Loan Agreement]
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ACKNOWLEDGED AND AGREED:

GUARANTORS:
OPPORTUNITY MANAGER, LLC,
OPPWIN, LLC,
OPPORTUNITY FUNDING SPE II, LLC
OPPFI MANAGEMENT HOLDINGS, LLC
OPPORTUNITY FINANCIAL CARD COMPANY, LLC
OPPWIN CARD, LLC
SALARYTAP, LLC,
OPPWIN SALARYTAP, LLC,
OPPORTUNITY FINANCIAL LOANS, LLC,
OPPWIN LOANS, LLC

By: /s/ Jared Kaplan
Name: Jared Kaplan
Title: Chief Executive Officer

[Signature Page to Eighth Amendment to Loan Agreement]
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